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                                                                 Exhibit (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information dated December 30, 2009, which is incorporated by reference in this Registration Statement No. 333-163378 on From N-14 for Seligman Frontier Fund, Inc.


/s/ DELOITTE & TOUCHE LLP

New York, New York
January 22, 2010